     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 2005
                                                         REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                         KERYX BIOPHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                   ----------

             DELAWARE                                       13-4087132
  (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)


                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 531-5965

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                   ----------
                                   RON BENTSUR
                  VICE PRESIDENT FINANCE AND INVESTOR RELATIONS
                         KERYX BIOPHARMACEUTICALS, INC.
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 531-5965
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                                   ----------
      The Commission is requested to send copies of all communications to:

                                MARK F. MCELREATH
                                ALSTON & BIRD LLP
                                 90 PARK AVENUE
                          NEW YORK, NEW YORK 10016-1387
                            TELEPHONE: (212) 210-9595
                            FACSIMILE: (212) 922-3995
                                   ----------
      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[X] (File No. 333-119376)

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the state offering.[ ] ______

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                   ----------

                        CALCULATION OF REGISTRATION FEE

                  TITLE OF
                EACH CLASS OF
                SECURITIES TO                 OFFERING PRICE          AGGREGATE              AMOUNT OF
                BE REGISTERED                  PER SHARE (1)      OFFERING PRICE (1)     REGISTRATION FEE
Common Stock, $0.001 par value per share           $14.06            $10,966,800             $1,290.79

(1) Based on the price of the Registrant's common stock as reported on the Nasdaq Stock Market at the close of business on July 8, 2005.

                                   ----------
      THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

               EXPLANATORY NOTE AND INCORPORATION BY REFERENCE OF
                         EARLIER REGISTRATION STATEMENT

         This Registration Statement is being filed with respect to the registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), and General Instruction IV of Form S-3. The contents of the Registration Statement on Form S-3 (Registration No. 333-119376) initially filed by Keryx Biopharmaceuticals, Inc. with the Securities and Exchange Commission (the "Commission") on September 29, 2004, as amended, including certain exhibits thereto, and declared effective by the Commission on October 13, 2004, are incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 11, 2005.

                                  KERYX BIOPHARMACEUTICALS, INC.

                                  By:             /s/ Michael S. Weiss
                                      ------------------------------------------
                                                    Michael S. Weiss
                                         Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael S. Weiss and Ron Bentsur, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of July 11, 2005.


                Signatures                                                 Title
                ----------                                                 -----
           /s/ Michael S. Weiss                     Chairman and Chief Executive Officer (principal
-------------------------------------------         executive officer)
             Michael S. Weiss

             /s/ Ron Bentsur                        Vice President Finance and Investor Relations
-------------------------------------------         (principal financial and accounting officer)
               Ron Bentsur

          /s/ I. Craig Henderson
-------------------------------------------         Director
         I. Craig Henderson, M.D.

           /s/ Malcolm Hoenlein
-------------------------------------------         Director
             Malcolm Hoenlein

         /s/ Lawrence Jay Kessel
-------------------------------------------         Director
        Lawrence Jay Kessel, M.D.

              /s/ Eric Rose
-------------------------------------------         Director
             Eric Rose, M.D.

-------------------------------------------         Director
        Lindsay A. Rosenwald, M.D.

-------------------------------------------         Director
           Peter Salomon, M.D.

                                  EXHIBIT INDEX

EXHIBIT NUMBER     DESCRIPTION
--------------     -------------------------------------------------------------
       1.1         Form of Underwriting Agreement.*

       5.1         Opinion of Alston & Bird LLP.*

      23.1         Consent of KPMG LLP.*

      23.2         Consent of Deloitte & Touche LLP.*

      23.2         Consent of Alston & Bird LLP (included in Exhibit 5.1).

      24.1 Power of Attorney (included on the signature page to this Registration Statement).

------------
* To be filed by exhibit to a Current Report on Form 8-K; such exhibit when so filed is expressly incorporated by reference herein and shall be deemed to be a part of this Registration Statement as of the date of this Registration Statement's effectiveness.